Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Investment Technology Group, Inc.:

We consent to the incorporation by reference in this post-effective amendment no. 1 to the registration statement  (No. 333-89290) on Form S-8, dated March 31, 2006, of Investment Technology Group, Inc. (the Company) of our reports dated March 15, 2006 with respect to the consolidated statements of financial condition of Investment Technology Group, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005 which reports appear in the December 31, 2005 Annual Report on Form 10-K of Investment Technology Group, Inc.

Our report refers to a change in the method of accounting for stock-based compensation in 2003.

/s/ KPMG LLP
New York, New York
March 31, 2006